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                                                                    EXHIBIT 4.14
                               WARRANT FOR PURCHASE OF
                                     COMMON STOCK
                                          OF
                          NICOLLET PROCESS ENGINEERING, INC.
                                    JULY 31, 1997


    For value received, DILLON ADVERTISING, a MINNESOTA corporation, or its registered assigns (the "Holder"), is entitled to purchase from Nicollet Process Engineering, Inc., a Minnesota corporation (the "Company"), on or before JULY 31, 2000, SIXTEEN THOUSAND EIGHT HUNDRED TWENTY (16,820) fully paid and nonassessable shares of the Company's Common Stock (such class of stock being hereinafter referred to as the "Securities" and such Securities as may be acquired upon exercise hereof being hereinafter referred to as the "Warrant Securities"), at a price equal to $.75 per share.

    This Warrant is subject to the following provisions, terms and conditions:

    1. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of the Securities), by written notice of exercise delivered to the Company accompanied by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it, by cash, certified check or bank draft, of the warrant exercise price for such shares.

    The Company agrees that the Warrant Securities so purchased shall be and are deemed to be issued as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Warrant Securities as aforesaid. Certificates for the shares of the Warrant Securities so purchased shall be delivered to the Holder within 15 days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of the Securities, if any, with respect to which this Warrant has not been exercised shall also be delivered to the Holder within such time. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificates for shares of the Warrant Securities except in accordance with the provisions and subject to the limitations of Paragraph 4 below.

    The Company covenants and agrees that all shares of the Warrant Securities that may be issued upon the exercise of this Warrant will upon issuance, be duly authorized and issued, fully paid and non assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that until expiration of this warrant, the Company will at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Warrant, a sufficient number of shares of the Securities to provide for the exercise of this Warrant.

    2.   The foregoing provisions are, however, subject to the following:

         (a) The Warrant exercise price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Warrant exercise price, the holder of


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    this Warrant shall thereafter be entitled to purchase, at the Warrant exercise price resulting from such adjustment, the number of shares obtained by multiplying the Warrant exercise price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant exercise price resulting from such adjustment.


         (b) In case the Company shall at any time subdivide the outstanding Securities into a greater number of shares or declare a dividend payable in the Securities, the Warrant exercise price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Securities shall be combined into a smaller number of shares, the Warrant exercise price in effect immediately prior to such combination shall be proportionately increased.

         (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Securities shall be entitled to receive stock, securities or assets ("Substituted Property") with respect to or in exchange for such Securities, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant an din lieu of the Securities immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such Substituted Property as would have been issued or delivered to the Holder if it had exercised this Warrant and had received upon exercise of this warrant the Securities prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

         (d) If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Paragraphs 2(b) or 2(c), but which should result in an adjustment in the Warrant exercise price and/or the number of shares subject to the Warrant in order to fairly protect the purchase rights of the Holder, an appropriate adjustment in such purchase rights shall be made by the Company.

         (e) Upon any adjustment of the Warrant exercise price, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, which notice shall state the Warrant exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.


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    3.   This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

    4. The Holder, by acceptance hereof, represents and warrants that (a) it is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution and (b) it has no present intention to resell or otherwise dispose of all or any part of this Warrant. Other than pursuant to registration under federal and state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion (y) the Company will not accept the exercise of this Warrant or issue certificates for shares of the Warrant Securities and (z) neither this Warrant nor any shares of the Warrant Securities may be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company may condition such issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be so transferred or to whom any Warrant Securities are to be issued or so transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing the Warrant (or any part thereof) and any shares of Warrant Securities shall be stamped with appropriate legends setting forth these restrictions on transferability. The Holder, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant or transferring any shares of the Warrant Securities of the Holder's intention to do so, describing briefly the manner of any proposed exercise or transfer.

    5. The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant.

    6.   In the event of:

         (a) any taking by the Company of a record of the holders of the Securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person, or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,


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then and in each such event the Company will give notice to each Holder specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given in writing to the Holder at least twenty (20) days in advance of such action.

    7. This Warrant shall be transferable only on the books of the Company by the Holder in person, or by duly authorized attorney, on surrender of the Warrant, properly assigned.

    8. Neither this Warrant or any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated as of the date set forth above.

                                       NICOLLET PROCESS ENGINEERING, INC.


                                       By:  /s/ Robert A. Pitner
                                            -------------------------
                                            Robert A. Pitner
                                            Its: President and Chief Executive
                                                 Officer


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


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